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                                                                 Exhibit 23.1.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 15, 1999 of Invitrogen Corporation included in this registration statement and to all references to our Firm included in or made a part of this registration statement.

                                                     ARTHUR ANDERSEN LLP

San Diego, California
September 13, 1999